UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2009

REAL MEX RESTAURANTS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	333-116310	13-4012902
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5660 Katella Avenue, Suite 100 Cypress, CA	90630
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (562)-346-1200

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On June 9, 2009, the Registrant issued a press release announcing that it plans to privately place $110 million of senior secured notes due 2012 (the “Notes”). The Company intends to use the net proceeds from the issuance of the Notes (i) to repay its senior secured notes due April 1, 2010, (ii) to pay certain related fees and expenses and (iii) to use the balance, if any, for general corporate purposes.

A copy of the press release is attached as an exhibit to this report.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit
Number	Description

99.1	Press release of Registrant, dated June 9, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL MEX RESTAURANTS, INC.

Date: June 9, 2009	By:	/s/ Steven Tanner

Steven Tanner
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press release of Registrant, dated June 9, 2009.